Exhibit 23.01



                 CONSENT OF INDEPENDENT ACCOUNTANTS




   The Board of Directors of
   The Travelers Inc. (formerly
   Primerica Corporation)


   We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-49280, 33-55542, 33-56940, 33-63530, 33-68760 and 33-51101), the Registration
   Statements on Form S-8 (Nos. 33-32130, 33-43997, 33-59524, 33-
   37399, 33-28437, 33-7665, 33-28110, 33-43883, 33-21099, 33-
   29711, 33-47437, 33-39025, 33-40469, 33-38109, 33-50206, 33-
   39985, 33-51353, 33-51769 and 33-51783) and the Registration
   Statements on Form S-4 (Nos. 33-37089, 33-25532, 33-63236 and
   33-51201) of The Travelers Inc. (formerly Primerica Corporation), of our report dated February 9, 1993, relating to our audit of the consolidated balance sheets of The Travelers Corporation and Subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1992, which report is included in the Current Report on Form 8-K dated December 31, 1993, of The Travelers Inc., and includes an explanatory paragraph referring to changes in the method of accounting for postretirement benefits other than pensions, accounting for income taxes and accounting for foreclosed assets in 1992.


                                            /s/ Coopers & Lybrand

   Hartford, Connecticut
   January 12, 1994